SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                            October 27, 1996



                        MARK TWAIN BANCSHARES, INC.
          (Exact name of registrant as specified in its charter)

                                 MISSOURI
              (State or other jurisdiction of incorporation)


                                  0-4543
                         ----------------------
                         Commission file Number


                                43-0895344
                   ----------------------------------
                   IRS Employer Identification Number


      8820 Ladue Road, St. Louis, Missouri                63124
    -----------------------------------------          ----------
     (Address of principal executive offices)          (Zip Code)


                              (314) 727-1000
          ----------------------------------------------------
          (Registrant's telephone number, including area code)

               INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

     On October 27, 1996, Mark Twain Bancshares, Inc., a corporation organized and existing under the laws of the State of Missouri ("Bancshares"), and Mercantile Bancorporation, a corporation organized and existing under the laws of the State of Missouri ("Mercantile"), and each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which Bancshares will be merged with Ameribanc, Inc., a Missouri corporation and a wholly owned subsidiary of Mercantile (the "Merger"). The Board of Directors of Bancshares, Inc. and the Executive Committee of the Board of Directors of Mercantile approved the Merger at their meetings held on October 27 and October 23, 1996, respectively.

     In accordance with the terms of the Merger Agreement, (i) each share of Bancshares common stock, par value $1.25 per share ("Bancshares Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.952 of a share
(the "Exchange Ratio") of Mercantile common stock, par value $5.00 per share ("Mercantile Common Stock"), and the associated preferred share purchase rights under Mercantile's Rights Agreement, dated May 23, 1988.

     The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interest.

     Consummation of the Merger is subject to various conditions, including: (i) receipt of approval by the shareholders of each of Bancshares, Mercantile, and Ameribanc, Inc. of appropriate matters relating to the Merger Agreement and the Merger; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve system and other federal and state regulatory authorities as necessary; (iii) receipt of an opinion of counsel as to the tax treatment of certain aspects of the Merger; (iv) registration of the shares of Mercantile Common Stock to be issued in the Merger under the Securities Act of 1933, as amended (the "1933 Act") and all applicable state securities laws; and (v) satisfaction of certain other conditions. Certain directors and officers of Bancshares, who in the aggregate have voting power over approximately 14.9% of the outstanding shares of Bancshares Common Stock, based upon 16,384,722 shares of Bancshares Common Stock outstanding as of September 30, 1996, as represented by Bancshares, have agreed with Mercantile to vote all such shares of Bancshares Common Stock to approve the Merger and not to sell any of such shares other than pursuant to the Merger without Mercantile's consent.

     The Merger Agreement and the transactions contemplated thereby will be submitted for approval at meetings of the shareholders of each of Bancshares and Mercantile. Prior to such meetings, Mercantile will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the Mercantile stock to be issued in the Merger. Such shares of Mercantile stock will be offered to Bancshares shareholders pursuant to a prospectus that will also serve as a joint proxy statement for the shareholders' meetings.

     The preceding description of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger
Agreement included as Exhibit 2.1 hereto and which is hereby incorporated herein by reference.

     In connection with the Merger Agreement, Bancshares and Mercantile entered into a Stock Option Agreement, dated October 27, 1996 (the "Stock Option Agreement"), pursuant to which Bancshares granted to Mercantile an irrevocable option to purchase, under certain circumstances, up to 3,261,522 authorized and unissued shares of Bancshares Common Stock at a price, subject to certain adjustments, of $42.375 per share (the "Mercantile Option"). The Mercantile Option, if exercised, would equal, before giving effect to the exercise of the Mercantile Option, 19.9% of the total number of shares of Bancshares Common Stock outstanding. The Mercantile Option was granted by Bancshares as a condition and inducement to Mercantile's willingness to enter into the Merger Agreement. Under certain circumstances, Bancshares may be required to repurchase the Mercantile Option or the shares acquired pursuant to the exercise of the Mercantile Option.

     The preceding description of the Stock Option Agreement is qualified in its entirety by reference to the copy of the Stock
Option Agreement included as Exhibit 2.2 hereto and which is hereby incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

Exhibit   Description
-------   -----------

2.1 Agreement and Plan of Reorganization, dated as of October 27, 1996, between Mercantile Bancorporation
          Inc., Ameribanc, Inc.  and Mark Twain Bancshares, Inc.

2.2 Stock Option Agreement, dated as of October 27, 1996, by and between Mercantile Bancorporation Inc., as grantee, and Mark Twain Bancshares, Inc., as issuer.

99 Text of joint press release, dated October 28, 1996, issued by Mercantile Bancorporation Inc. and Mark
          Twain Bancshares, Inc.






                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               MARK TWAIN BANCSHARES, INC.
                                (Registrant)


Date:  November 6, 1996        /s/ KEVIN J. CODY
                               -------------------------------
                               Kevin J. Cody
                                Vice President, Treasurer/
                                Assistant Secretary
                                (Principal Accounting Officer)


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                           EXHIBIT INDEX

Exhibit No.   Description of Exhibit
-----------   ----------------------

2.1 Agreement and Plan of Reorganization, dated as of October 27, 1996, between Mercantile
              Bancorporation Inc., Ameribanc, Inc. and Mark
              Twain Bancshares, Inc.

2.2           Stock Option Agreement, dated as of October 27,
              1996, between Mercantile Bancorporation Inc., as grantee, and Mark Twain Bancshares, Inc., as issuer.

99 Text of joint press release, dated October 28, 1996, issued by Mercantile Bancorporation Inc.
              and Mark Twain Bancshares, Inc.